Exhibit 8: Subsidiaries of Van der Moolen Holding N.V.

The following table sets forth the name and jurisdiction of incorporation of, and our ownership and voting interest in, our principal subsidiaries as of June 22, 2007.

Subsidiary	Country of Incorporation	Percentage Ownership and Voting Interest

VDM Specialists USA, LLC	United States of America	84.4

VDM Trading, LLC	United States of America	84.4

VDM Capital Markets, LLC	United States of America	50.0

VDM Chicago , LLC	United States of America	50.0

Van der Moolen Effecten Specialist B.V. Amsterdam	Netherlands	100.0

Van der Moolen Obligaties B.V.	Netherlands	100.0

Van der Moolen Effecten Specialist B.V. Cologne Branch	Germany	100.0

Van der Moolen Effecten Specialist B.V. Zug Branch	Switzerland	100.0

Van der Moolen Holding UK Ltd.	United Kingdom	100.0

Van der Moolen Equities, Ltd.	United Kingdom	100.0

Van der Moolen Financial Services B.V.	Netherlands	100.0

Van der Moolen Financial Services S.A.S.	France	100.0

Van der Moolen Financial Services S.A.S UK Branche	United Kingdom	100.0

Van der Moolen Financial Services S.A.S Amsterdam Branche	Netherlands	100.0

Curvalue Beheer B.V.	Netherlands	100.0

Curvalue II B.V.	Netherlands	100.0

Curvalue III B.V.	Netherlands	100.0

Curvalue III London Branch	United Kingdom	100.0

Curvalue AG	Switzerland	100.0

Cybertrading B.V.	Netherlands	100.0

Subsidiary	Country of Incorporation	Percentage Ownership and Voting Interest

Curvalue IV Ltd.	United Kingdom	100.0

Curvalue II GmbH	Germany	100.0

VDM Gibraltar Ltd.	Gibraltar	100.0

VDM International Ltd.	United Kingdom	100.0